Joint Filer Information

Name: Skystone Advisors LLC

      Address:   Two International Place, Suite 1800
                 Boston, MA 02110

Designated Filer: Kerry Nelson

Issuer and Ticker Symbol: Collegiate Pacific Inc. (BOO)

Date of Event Requiring Statement: March 2, 2006

Signature:

                       By: /s/ Kerry Nelson
                           -----------------------
                       Name:  Kerry Nelson
                       Title: Managing Member


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                            Joint Filer Information

Name: HSO Limited Partnership

      Address:   The Cayman Corporate Centre, Fourth Floor
                 27 Hospital Road
                 George Town, Grand Cayman
                 Cayman Islands, British West Indies


Designated Filer: Kerry Nelson

Issuer and Ticker Symbol: Collegiate Pacific Inc. (BOO)

Date of Event Requiring Statement: March 2, 2006

Signature:      By: /s/ Kerry Nelson
                    -------------------
                Name:  Kerry Nelson
                Title: Managing Member of the investment
                member of its general partner